Exhibit 23(a)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Indianapolis Power & Light Company on Form S-3 of our report dated
January 21, 1994, appearing in the Annual Report on Form 10-K of Indianapolis Power & Light Company for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche

DELOITTE & TOUCHE
Indianapolis, Indiana

March 2, 1994